EXHIBIT 10.2

SAS Institute Inc. SAS Circle ☐ Box 8000 Cary, NC 27512-8000 Phone (919)-677-8000 ☐ Fax (919) 677-8123	Institute License Agreement Number 21446

Master License Agreement
For Institute Software

This Agreement is between SAS Institute Inc., SAS Circle, Box 8000, Cary, North Carolina 27512-8000 (“Institute”) and

Abacus Direct Corp.	1050 Walnut Street	Boulder, CO 80302
(“Customer”).
Customer name	Street address	City, State, Zip

1.	License:

In exchange for paying license fees and applicable taxes arising under this Agreement (“Agreement”), the Institute grants to the Customer a nonassignable and nonexclusive license to use the Institute Software designated under this Agreement (“Software”) for the initial period and for additional periods, if renewed. All Software is the copyrighted property of the Institute and is licensed for use with the supported operating system designated by the Customer.

2.	What the Institute will do:

A.	The Institute will send the Software to the Customer and after the Customer pays the license fees, the Institute will authorize the Customer to use the Software for the full license period.

B.	The Institute will set the license beginning date to give the Customer a free thirty (30) day trial period for installation and testing. If a shipment delay shortens the trial period, the Customer can call the Institute for an extension. The Customer will not owe license fees for Software returned promptly after the trial period. The initial license fee for Software the Customer keeps will be prorated to the anniversary date of any associated base SAS® Software.

C.	The Institute will help the Customer by telephone or in writing solve specific problems installing and using the Software. The Institute does not guarantee that it will solve every such problem or correct every bug or error.

D.	As the Software is updated, the Institute will provide updated copies of the Software to the Customer.

E.	The Institute warrants that it has the right to license the Software to the Customer. The Institute warrants that the Software will substantially conform to its current published specifications. If the Software does not substantially conform to those specifications, the Institute will choose either to make it conform or to refund the current license fee paid by the Customer for that product. Distribution media will be replaced if defective upon delivery to the Customer.

THESE WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE.

F.	It claims of copyright, patent, trade secret or other proprietary rights violations arise from the Customer’s use of the most current versions of the Software provided to the Customer, the Customer agrees to immediately notify the Institute in writing and permit the Institute to control any resulting litigation or settlement. If such a violation occurs and the Customer has complied with this Agreement, the Institute will reimburse the Customer for any damages directly arising from that violation and finally awarded against the Customer.

3.	What the Customer will do:

A.	The Customer will pay all fees arising under this Agreement according to the Institute’s invoices, including any applicable taxes unless Customer provides acceptable proof of tax exemption.

B.	The Customer will use all reasonable efforts to allow use of the Software only:

1.	on Customer-controlled hardware authorized under this Agreement or Customer-controlled back-up hardware to which the Software has been moved because the authorized hardware is temporarily inoperative; and

2.	by the Customer’s employees and any contractors or consultants performing work for the Customer on the Customer’s premises; and

3.	by the Customer’s students, if the Customer is a degree-granting institution.

C.	The Customer will implement procedures to validate input accuracy, output accuracy and correctness of results, and to establish back-up plans adequate for the Customer’s needs.

D.	So the Customer can properly update and distribute information needed to keep the Software functioning properly and account for authorized hardware, the Customer will:

1.	keep records of where workstation Software is used; and

2.	designate installation and technical support contact(s) and other information as specified on the applicable forms provided by the Institute; and

3.	explain the terms of this Agreement to those affected by it.

E.	If the Customer believes the Software is being used in violation of this Agreement, Customer will promptly notify Institute in writing and will cooperate in the Institute’s investigation and resolution of the situation.

F.	If this Agreement or any Software licensed under this Agreement is cancelled or not renewed, the Customer will discontinue use and destroy all useable copies of the Software, in whatever form, and notify the Institute.

4.	The Customer will use the best efforts not to permit anyone having access to the Software to:

A.	modify, reverse engineer, or decompile the Software; or

B.	mask, modify, or suppress any copyright notices or other proprietary rights notices, or fail to properly label any authorized copy; or

C.	use the Software outside the United States or Canada; or timeshare, rent, or otherwise use the Software except as specifically permitted in this Agreement.

5.	General License Terms:

A.	Limitations of Liability:

1.	THE CUSTOMER AGREES THAT THE INSTITUTE’S LIABILITY TO THE CUSTOMER BASED ON THE PARTIES’ AGREEMENT AND/OR USE OF ANY SOFTWARE PRODUCT, EXCLUDING LIABILITY FOR COPYRIGHT, PATENT, TRADE SECRET OR OTHER PROPRIETARY RIGHTS VIOLATIONS UNDER SECTION 2(F) OF THIS AGREEMENT, WILL NOT EXCEED THE CUSTOMER’S CURRENT-YEAR LICENSE FEE PAID FOR THE SOFTWARE PRODUCT DIRECTLY RELATED TO THE LIABILITY.

2.	THE CUSTOMER AGREES THAT THE INSTITUTE WILL NOT BE LIABLE FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL DAMAGES, EVEN IF THE INSTITUTE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

3.	THE CUSTOMER FURTHER AGREES THAT THE INSTITUTE WILL NOT BE LIABLE FOR ANY CLAIM OR DEMAND AGAINST THE CUSTOMER BY ANYONE ELSE EXCEPT FOR A CLAIM OF COPYRIGHT, PATENT, TRADE SECRET OR OTHER PROPRIETARY RIGHTS VIOLATIONS UNDER SECTION 2(F) OF THIS AGREEMENT.

B.	THE CUSTOMER’S REMEDIES AS DESCRIBED IN SECTION 2(E) OF THIS AGREEMENT ARE EXCLUSIVE.

C.	The Customer may make a non-supported copy of the Software to meet its security, installation, and restart and recovery needs. If the Customer’s recovery needs include access by a disaster recovery contractor, that contractor’s employees shall be considered the Customer’s employees under this Agreement, and the Customer will remain responsible for any use of the Software in violation of this Agreement. The Customer will provide the name and address of the disaster recovery contractor to the Institute before the Customer delivers a copy of the Software to the disaster recovery contractor.

D.	This Agreement is governed by the laws of the United States and of North Carolina. If any part of this Agreement is held to be unconscionable or otherwise invalid, that part will be omitted, but the balance will remain in full force and effect.

E.	Any Software licensed under this agreement may be renewed for additional periods if the Institute and the Customer agree. License fees for any additional periods may differ. Fees for any additional periods or for hardware changes which result in additional license fees will be billed under the hardware’s then-current license fee schedule. The Customer can cancel this Agreement or any Software licensed under it during any license period for any reason. During any license period, the Institute can cancel this Agreement or any Software licensed under it and take other action if the Customer has not complied with this Agreement. The Institute will provide written notice giving the Customer thirty (30) days to correct the problem before cancelling this Agreement or any Software licensed under it.

F.	This Agreement, its supplements, and invoices arising under it constitute the complete and exclusive statement of the parties’ agreement about the Software, which supercedes all prior communications relating to the subject matter of this Agreement. Additional or conflicting terms on any current or future Customer purchasing documents are rejected. This Agreement can be modified only in writing signed by both parties. Both the Institute and the Customer have read this Agreement, understand it, and accept its terms.

Accepted by:

SAS Institute Inc.		Customer:	Abacus Direct Corp.

By	/s/ Dianne A. Johnson	By	/s/ Karl M. Friedman

	Authorized signature		Authorized signature

	Dianne A. Johnson		Karl M. Friedman

	Name (type or print)		Name (type or print)

	Manager, Contracts Administration		Chief Operating Officer

	Title		Title

On	April 25, 1990	On	April 19, 1990

	Date		Date

SAS is a registered trademark of SAS Institute Inc., Cary, NC, USA. A footnote must accompany the first use of each registered trademark or trademark and must state that the referenced trademark is used to identify products or services of SAS Institute, Inc.